Exhibit 23.






CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 2-64879, 2-80037, 33-18081, 33-23793, 33-41485, 33-43459, 33-45479, 33-55825,
33-58851,  33-64345, 333-8141, 333-38131 of Sears, Roebuck and Co.;
Registration Statement Nos. 33-58139, 333-9817, 33-64215, 333-30879 of Sears,
Roebuck and Co. and Sears Roebuck Acceptance Corp.; Registration Statement Nos. 33-64775 and 333-18591 of Sears, Roebuck and Co. and Sears, Roebuck and Co. Deferred Compensation Plan; Registration Statement Nos. 33-57205 and 333-11973 of Sears Roebuck and Co. and the Sears 401(k) Profit Sharing Plan (formerly, The Savings and Profit Sharing Fund of Sears Employees); and Registration Statement No. 33-44671 of Sears, Roebuck and Co. and Sears DC Corp.; of our report dated February 20, 1998, incorporated by reference in the Annual Report on Form 10-K of Sears, Roebuck and Co. for the year ended January 3, 1998.


/S/Deloitte & Touche LLP

Chicago, Illinois
March 12, 1998